Exhibit 99.1

NuPathe to Present Additional Migraine Patch Data from Three Trials at AHS

Data demonstrating consistent relief of headache pain and nausea throughout 12-month open-label trial to be presented at the 53rd Annual Scientific Meeting of the American Headache Society

CONSHOHOCKEN, PA, June 2, 2011 (Marketwire) — NuPathe Inc. (NASDAQ: PATH), a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system including neurological and psychiatric disorders, today announced that additional data from a 12-month open-label trial of its transdermal migraine patch (also referred to as Zelrix and NP101) and two other Zelrix trials will be presented at the 53rd Annual Scientific Meeting of the American Headache Society (AHS) this week in Washington, DC.

12-Month Open Label Trial

The 12-month study (NP101-008) was an open-label trial designed to assess the long-term safety and efficacy of the migraine patch. A total of 183 patients were enrolled and applied at least one migraine patch. More than 2,000 patches were applied during the course of the trial. The top-line results of this 12-month study were announced in October 2010.

The following additional data indicate consistent relief of headache pain and nausea throughout the course of the study as measured after two hours of treatment with Zelrix.

•      During months one through four of the study, patients reporting being nausea free ranged from 72 to 78 percent, and patients reporting headache pain relief ranged from 56 to 62 percent

•      During months five through eight, patients reporting being nausea free ranged from 76 to 84 percent, and patients reporting headache pain relief ranged from 51 to 63 percent

•      During months nine through 12, patients reporting being nausea free ranged from 70 to 86 percent, and patients reporting headache pain relief ranged from 51 to 68 percent

The new data are consistent with previously announced, top-line data from the study for all migraines treated during the 12 months of the study as measured after two hours of treatment: 58 percent of patients experienced headache pain relief, and 79 percent were nausea free. During a migraine attack many patients suffer from one or more gastrointestinal (GI) issues, including nausea and vomiting. These GI issues can cause patients to delay or avoid using oral medications and interfere with how the medication is absorbed in the body.

“These additional clinical data further demonstrate the efficacy of NuPathe’s migraine patch with repeated use,” said study investigator Timothy Smith, MD, RPh, FACP, vice president of research, Mercy Health Research, Center for Innovative Care, Sisters of Mercy Health System, St. Louis, MO. “It is also important for clinicians to recognize migraine-related nausea and vomiting, referred to as MRNV, as it can be a debilitating and under-reported symptom complex that can cause patients to delay or avoid treatment altogether.”

As previously reported in the top-line results from the study, the migraine patch also maintained a consistent safety and tolerability profile with successive uses for the treatment of migraine over the 12 months. There was no cumulative skin irritation with continued patch use, and the incidence of triptan-related adverse events, such as atypical sensations and chest discomfort, were low (1.6 percent). The new data presented at the AHS conference show that during month one of the study, 41 percent of patients experienced at least one treatment-emergent adverse event.  These adverse events were most commonly related to the patch application site and were mild or moderate and transient. Thereafter, the incidence of adverse events by study month was fairly consistent, ranging from 11 to 19 percent for months two through six and from 8 to 15 percent for months seven through 12.

“These additional strong results from the long-term study are consistent with our pivotal phase III trial findings,” said Mark Pierce, MD PhD, chief scientific officer of NuPathe.  “Based upon the growing body of clinical evidence, we believe that the migraine patch, if approved, should provide an attractive option for the millions of underserved migraine patients who could benefit from a treatment that consistently addresses both headache pain and migraine-related nausea.”

NuPathe’s New Drug Application (NDA) for Zelrix is currently under review by the US Food and Drug Administration with a Prescription Drug User Fee Act (PDUFA) date, the target date for the FDA to complete its review of the NDA, of August 29, 2011.

Other Zelrix Data to be Presented at AHS Meeting:

•                  An open-label, randomized, single-dose study found that pharmacokinetic (PK) parameters for the migraine patch indicated a slightly greater exposure to sumatriptan in elderly subjects compared with younger subjects. This observation is consistent with a decreased rate of clearance generally seen in the elderly population and is not likely to be clinically significant.

•                  A clinical study demonstrated that the migraine patches used in the pivotal phase III studies are pharmaceutically equivalent to the migraine patches prepared for commercial use. These new patches underwent minor improvements including a battery change and new dome material and activation button to enhance patient ease of use.

About Migraine

Migraine is a neurological disorder that affects approximately 31 million adults in the US. In addition to a debilitating headache, most migraine patients suffer from one or more significant gastrointestinal problems, including nausea, vomiting, and a compromised ability to digest, known as decreased gastric motility. The nausea and vomiting associated with a migraine make it difficult for many patients to take oral medications, while reduced gastric motility can affect the efficacy of oral medications.

About Zelrix

Zelrix is an active, single-use, transdermal sumatriptan patch being developed for the treatment of migraine. Zelrix is designed to provide migraine patients fast onset and sustained relief through a tolerable, non-oral route of administration. Zelrix may provide an attractive treatment option for millions of migraine patients because it avoids the need for oral administration. Many migraine patients delay or avoid treatment with oral medications as a result of underlying migraine-related nausea and vomiting. In addition, the absorption of oral medications may be compromised during a migraine, which may adversely affect the efficacy of such medications. Zelrix is powered by SmartRelief™, NuPathe’s proprietary transdermal delivery technology. SmartRelief consists of a controlled delivery technology that uses a mild electrical current to actively transport medication through the skin using a process called iontophoresis.

About NuPathe

NuPathe Inc. (www.nupathe.com) is a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system including neurological and psychiatric disorders. NuPathe’s lead product candidate,

Zelrix, is an active, single-use, transdermal sumatriptan patch being developed for the treatment of migraine. In addition to Zelrix, NuPathe has two proprietary product candidates in preclinical development: NP201 for the continuous symptomatic treatment of Parkinson’s disease and NP202 for the long-term treatment of schizophrenia and bipolar disorder.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the presentation of data at the AHS meeting; the interpretation of study data; the efficacy, safety and tolerability of Zelrix; the ability to obtain, and timing of, FDA approval of Zelrix; and the potential benefits of, and market for, Zelrix.

Forward-looking statements are based upon management’s current expectations and beliefs and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from those indicated herein including, among others: varying interpretation of study data from the referenced trials; serious adverse events or other safety risks that could require NuPathe to abandon or delay development of, or preclude or limit approval of, Zelrix; NuPathe’s ability to obtain marketing approval for and commercialize Zelrix; and the risks, uncertainties and other factors discussed in NuPathe’s Annual Report on Form 10-K for the year ended December 31, 2010 under the caption “Risk Factors” and elsewhere in such report, which is available on NuPathe’s website at www.nupathe.com in the “Investor Relations - SEC Filings” section. While NuPathe may update certain forward-looking statements from time to time, it specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. You are cautioned not to place undue reliance on any forward-looking statements.

Contact Information

MEDIA CONTACTS

Dr. Mark Pierce

Chief Scientific Officer

NuPathe Inc.

(484) 567-0130

Sarah Shapiro

Marina Maher Communications, Inc.

(203) 685-5436

SShapiro@mahercomm.com

INVESTOR CONTACTS

John Woolford

(443) 213-0506

john.woolford@westwicke.com

Keith A. Goldan

Vice President, Chief Financial Officer

NuPathe Inc.

(484) 567-0130